

Exhibit 11.  Computation Re: Earnings Per Share
                     (dollars in thousands, except per share amounts)(unaudited)


                           _________________________________________________   ____________________________________________________
                                          Three Months Ended,                                  Six Months Ended,
                           _________________________________________________   ____________________________________________________
                               June 30, 2003               June 30, 2002             June 30, 2003           June 30, 2002
                           __________________________  _____________________   _______________________  ___________________________
                                      Weighted   Per           Weighted  Per            Weighted   Per             Weighted    Per
                                      Average   Share          Average  Share           Average   Share             Average   Share
                           Income     Shares    Amount  Income Shares   Amount  Income  Shares   Amount    Income   Shares   Amount
                           _______   _________ ________ ______ ________ ______  _______ ________ _______ _________ ________  _______
Basic Earnings per
   Common Share
Income available to
   common shareholder       $4,187      11,818   $0.35  $3,065    9,818  $0.31   $7,543   10,829   $0.70  $6,005    9,797     $0.61
                                               =======                  ======                    ======                      =====

Effect of Dilutive Shares
Options issued to
   management                              178                      176                      158                      132
                                       _______                 ________                 ________                   ______
Diluted Earnings per
   Common Share             $4,187      11,996   $0.35  $3,065    9,994  $0.31   $7,543   10,987   $0.69  $6,005    9,929     $0.60
                           =======  ========== =======  ====== ========  =====  ======= ========  ====== ========= =======    =====
